Exhibit 10.4

February 24, 2005

Mr. George S. Young

Fellows Energy Ltd.

370 Interlocken Blvd, Suite 400

Broomfield, CO 80021

RE:	Agreement to Extend and Amend
Exploration Funding Service Agreement

Gentlemen:

This letter shall serve as an agreement (hereinafter referred to as “Letter Agreement”) between Thomasson Partner Associates, Inc. whose mailing address is 1410 High Street, Denver, CO 80218 (hereinafter referred to as “Thomasson”) and Fellows Energy, Ltd, a Nevada Corporation, whose mailing address is 370 Interlocken Blvd., Suite 400, Broomfield, CO 80021 (hereinafter referred to as “Fellows”), regarding an extension and amendment of that certain Exploration Service Funding Agreement dated January 26, 2004 and the stipulation of due dates for certain overhead payments owed to Thomasson by Fellows. Thomasson and Fellows shall herein be collectively referred to as the “Parties” or individually referred to as a “Party.” The Parties hereby agree as follows:

1.	The Parties have entered into an Exploration Service Funding Agreement dated January 26, 2004 (hereinafter referred to as the “EFSA”), which was initially effective from January 1, 2004 through December 31, 2004. The Parties agreed therein that the EFSA shall continue year to year thereafter until either Party gives written notice to terminate at least ninety (90) days prior to the end of the then current calendar year.

2.	The Parties acknowledge that notice to terminate was not given by either Party under the EFSA during 2004, therefore the Parties hereby mutually agree to extend the terms of said EFSA for another calendar year beginning on January 1, 2005, subject to the terms of this Letter Agreement.

3.	The Parties acknowledge that Fellows paid Thomasson an overhead fee of $400,000.00 during the calendar year of 2004, which under the EFSA entitled Fellows to purchase and participate up to a maximum of fifty percent (50.0%) in all of the oil and gas exploration projects generated by Thomasson under said EFSA during 2004. The remaining fifty percent (50.0%) of said oil and gas exploration projects generated during 2004 were subject to purchase and participation by The Houston Exploration Company (“Houston”). Houston’s right to purchase and participate in said projects was created under a separate Exploration Service Funding Agreement dated January 17, 2003 by and between Houston and Thomasson. Said Exploration Service Funding Agreement dated January 17, 2003 provided for Houston to pay Thomasson an annual payment of $400,000.00.

4.	The Parties acknowledge Houston and Thomasson have terminated said Exploration Service Funding Agreement dated January 17, 2003.

*	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

February 24, 2005

Fellows Energy Ltd.

Agreement to Extend and Amend

Exploration Funding Service Agreement

5.	Fellows desires to increase its right to purchase and participate in the oil and gas projects generated under the EFSA from the current amount of “up to 50.0%” to an amount of “up to 100%” and thereby increase its annual overhead payment to Thomasson under the EFSA from $400,000.00 to $800,000.00.

6.	The Parties hereby agree that the EFSA shall be amended to provide that Fellows shall increase its annual overhead payment to Thomasson under the EFSA from $400,000.00 to $800,000.00 and shall thereby be entitled to purchase and participate for an amount up to 100% in all oil and gas projects generated by Thomasson under the EFSA.

7.	Based upon Fellows’ election to increase its participation from an amount of “up to 50.0%” to an amount of “up to 100%” for the calendar year of 2005, the terms and provisions of said EFSA provides that Fellows’ entire overhead fee payment of $800,000.00 for the calendar year of 2005 would have paid to Thomasson no later than January 5, 2005. The Parties acknowledge that Fellows did not pay the entire payment on January 5, 2005.

8.	Fellows hereby agrees pay to Thomasson the entire overhead fee payment of $800,000.00 based on the follow schedule:

a.	$400,000.00 plus a late fee of $40,000, for a total of $440,000.00, shall be paid to Thomasson by Fellows on or before March 15, 2005; and

b.	$200,000.00 shall be paid to Thomasson by Fellows on or before May 15, 2005; and

c.	$200,000.00 shall be paid to Thomasson by Fellows on or before July 15, 2005; and

9.	The Parties agree that all of the other terms and conditions of the EFSA shall remain in full force and effect.

Please signify your acceptance and agreement to the foregoing by signing and returning one (1) copy of this letter to the undersigned.

Very truly yours,

THOMASSON PARTNER ASSOCIATES, INC.

M. Ray Thomasson, President

*	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

February 24, 2005

Fellows Energy Ltd.

Agreement to Extend and Amend

Exploration Funding Service Agreement

AGREED TO AND ACCEPTED this              day of                     , 2005:

Fellows Energy Ltd.

By	/s/ George S. Young
George S. Young, President

*	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.